UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                               September 23, 2002
                Date of Report (Date of earliest event reported)



                         CHOICE ONE COMMUNICATIONS INC.


             (Exact name of registrant as specified in its charter)


 Delaware                      0-29279                     16-1550742
 --------                      -------                     ----------
 (State or other         (Commission File Number)  (IRS Employer Identification
jurisdiction of                                                No.)
incorporation
or organization)



           100 Chestnut Street, Suite 600, Rochester, New York 14604

              (Address of principal executive offices and zip code)

                                 (585) 246-4231

              (Registrant's telephone number, including area code)




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ITEM 5.    OTHER EVENTS

         Today, the Company issued the following press release:

CHOICE ONE ACHIEVES POSITIVE EBITDA FOR AUGUST 2002

         Rochester, New York - September 23, 2002 -- Choice One Communications (Nasdaq: CWON), an Integrated Communications Provider offering facilities-based voice and data telecommunications services, web hosting, design and development to small and medium-sized businesses, today announced that the company has achieved positive EBITDA for the month of August 2002.

         "The achievement of positive EBITDA is a direct result of our continued strong execution and focus on profitable growth," commented Steve Dubnik, chairman and CEO. "Our ability to deliver high quality bundled telecommunications services at competitive rates has enabled us to grow our business to more than 100,000 clients in just over three years."

         "The operating momentum we have achieved, combined with the milestone accomplishment of positive EBITDA and the additional financing we announced last week, gives us the resources to continue building on our success and deliver our bundled services offering to an even greater number of small and medium sized businesses."

         On September 13, 2002, Choice One finalized transactions for $49 million of incremental financing and has drawn down $44.5 million under the new financing agreements.

         ABOUT CHOICE ONE COMMUNICATIONS

         Headquartered in Rochester, New York, Choice One Communications Inc. (Nasdaq: CWON) is a leading integrated communications services provider offering voice and data services including Internet and DSL solutions, and web hosting and design, primarily to small and medium-sized businesses in second and third-tier markets.

         Choice One currently offers services in 30 markets across 12 Northeast and Midwest states. At June 30, 2002, the company had more than 450,000 lines in service, more than 100,000 accounts and approximately 1,800 colleagues. The company's annualized revenue run rate is approximately $300 million, based on second quarter 2002.

         For further information about Choice One, visit our web site at www.choiceonecom.com or contact us at 1-888-832-5800.

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

               CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

         From time to time, the Company makes oral and written statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act") or by the Securities and Exchange Commission ("SEC") in its rules, regulations, and releases. The words or phrases "believes", "expects", "estimates", "anticipates", "will", "will be", "could", "may" and "plans" and the negative or other similar words or expressions identify forward-looking statements made by or on behalf of the Company. The Company desires to take advantage of the "safe harbor" provisions in the Act for forward-looking statements made from time to time, including, but not limited to, the forward-looking information contained in the Management's Discussion and Analysis of Financial Condition and Results of Operations and other statements made in this Form 10-Q and in other filings with the SEC.

         The Company cautions readers that any such forward-looking statements made by or on behalf of the Company are based on management's current expectations and beliefs but are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could impact the Company include, but are not limited to:

o        Compliance with covenants for borrowing under our bank credit facility;

o        The availability of additional financing;

o        Successful marketing of our services to current and new customers;

o The existence of strategic alliances, relationships and suitable acquisitions;

o Technological, regulatory or other developments in the Company's business;

o Shifts in market demand and other changes in the competitive telecommunications sector.

         These and other applicable risks are summarized under the caption "Risk Factors" and elsewhere in the Company's Annual Report on Form 10-K, filed on April 1, 2002. You should consider all of our subsequent written and oral forward-looking statements only in light of such cautionary statements. You should not place undue reliance on these forward-looking statements and you should understand that they represent management's view only as of the dates we make them.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CHOICE ONE COMMUNICATIONS INC.

Dated: September 23, 2002                By:      /s/ Ajay Sabherwal
                                                -------------------------------
                                         Name:    Ajay Sabherwal
                                         Title:   Executive Vice President,
                                                  Finance and Chief
                                                  Financial Officer